SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 18, 2003 (August 15, 2003)
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive		92618
Irvine, California		(Zip Code)
(Address of principal executive offices)

(949) 788-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     On August 15, 2003, Spectrum Pharmaceuticals, Inc. announced that it has entered into an agreement to purchase certain assets and provide debtor in possession financing to the owner of the assets, Protarga, Inc. Spectrum has agreed to loan up to $550,000 to Protarga to allow for ongoing operations and to cover Protarga’s bankruptcy costs. The loan is secured by the assets that Spectrum has agreed to purchase, and will be due at the close of bankruptcy. Spectrum has signed a definitive agreement to purchase the assets for $2 million in cash, less the amount of the loan. The transaction is subject to bankruptcy court approval prior to closing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: August 18, 2003	By:	/s/ Rajesh C. Shrotriya

	Name:	Rajesh C. Shrotriya
	Title:	Chairman, Chief Executive Officer and President